Exhibit 10.20.2

AMENDMENT TO
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN OF
MACY’S, INC.

The Supplementary Executive Retirement Plan of Macy’s, Inc. (the “Plan”) is hereby amended, effective January 1, 2012, in order to generally “freeze” active participation in the Plan to those persons who have become participants in the Plan on or before January 1, 2012, in the following respects.

1.	Section 2.10 is amended to read as follows:

2.10    Entry Date – means the first day of any calendar year, provided that January 1, 2012 shall be the final Entry Date under the Plan.

2.	Section 3.2 is amended by adding to the end thereof new Section 3.2.3 to read as follows.

3.2.3    Notwithstanding any other provision of the Plan to the contrary, any person who is not a Participant in the Plan as of January 1, 2012 shall not ever become a Participant in the Plan after such date.

3.	Section 3.4 is amended by adding at the end thereof new Section 3.4.1 to read as follows:

3.4.1    Notwithstanding any other provision of this Plan to the contrary, any person who as of January 1, 2012 is both a Participant in the Plan and an Executive but who ceases to be a Participant after such date shall not after such cessation of Participant status ever again become a Participant in the Plan unless he or she later again becomes an Executive in the same calendar year in which such cessation of Participant status occurred and is eligible to participate in the Macy’s, Inc. Executive Deferred Compensation Plan on the next Entry Date following his or her rehire as an Executive.

IN ORDER TO EFFECT THE FOREGOING, the sponsor of the Plan signs this Plan amendment this 13th day of June, 2012.

MACY’S, INC.

By: /s/ David W. Clark

Title: EVP, Human Resources

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